UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

KinderCare Learning Centers, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-42137 (Commission File Number)	63-0941966 (IRS Employer Identification No.)

650 NE Holladay Street, Suite 1400 Portland, OR 97232 (Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (503) 872-1300

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2004, KinderCare Learning Centers, Inc. (“KinderCare”) entered into severance agreements (the “Senior Executive Agreements”) with each of the following executive officers of KinderCare: Dan R. Jackson, Executive Vice President, Chief Financial Officer, Bruce A. Walters, Senior Vice President, Chief Development Officer, S. Wray Hutchinson, Senior Vice President of Operations, Edward L. Brewington, Senior Vice President of Human Resources and Education, and Eva M. Kripalani, Senior Vice President, General Counsel and Secretary (each a “Senior Executive”). Each Senior Executive Agreement provides for certain severance benefits to the Senior Executive, subject to the execution of a general release, in the event that the Senior Executive’s employment is terminated for any reason following any Change of Control Event (as defined in the Senior Executive Agreements), except if the termination is by KinderCare for Cause (as defined in the Senior Executive Agreements) or as a result of the death or Permanent Disability (as defined in the Senior Executive Agreements) of the Senior Executive. These benefits primarily consist of (a) a payment to the Senior Executive of an amount equal to two-and-a-half times the sum of the Senior Executive’s base salary, targeted annual bonus for the year of termination and twenty-five percent of the Senior Executive’s base salary as a benefits allowance and (b) all accrued compensation of the Senior Executive, including the pro rated amount of the Senior Executive’s bonus for the year of termination. In addition, the Senior Executive will be entitled to an additional payment if the payment the Senior Executive is entitled to receive in connection with any Change of Control Event is subject to a parachute excise tax. The amount of the additional payment will be the amount necessary to place the Senior Executive in the same after-tax financial position that the Senior Executive would have occupied if no excise tax was imposed. Each Senior Executive Agreement terminates on the earliest to occur of (i) twenty-four months after a Change of Control Event, (ii) upon the Senior Executive’s termination of employment if the Senior Executive’s employment is terminated following a Change in Control Event for Cause or as a result of the death or Permanent Disability of the Senior Executive, or (iii) April 1, 2006 if no Change in Control Event has occurred prior to March 31, 2006.

The Senior Executive Agreements are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Severance Agreement, dated as of November 12, 2004, between KinderCare and Dan R. Jackson.

10.2	Severance Agreement, dated as of November 12, 2004, between KinderCare and Bruce A. Walters.

10.3	Severance Agreement, dated as of November 12, 2004, between KinderCare and S. Wray Hutchinson.

10.4	Severance Agreement, dated as of November 12, 2004, between KinderCare and Edward L. Brewington.

10.5	Severance Agreement, dated as of November 12, 2004, between KinderCare and Eva M. Kripalani.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004
KinderCare Learning Centers, Inc.
/s/ DAN JACKSON Name: Dan Jackson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Severance Agreement, dated as of November 12, 2004, between KinderCare and Dan R. Jackson.

10.2	Severance Agreement, dated as of November 12, 2004, between KinderCare and Bruce A. Walters.

10.3	Severance Agreement, dated as of November 12, 2004, between KinderCare and S. Wray Hutchinson.

10.4	Severance Agreement, dated as of November 12, 2004, between KinderCare and Edward L. Brewington.

10.5	Severance Agreement, dated as of November 12, 2004, between KinderCare and Eva M. Kripalani.